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                                                                   Exhibit 10.36

                                 March 31, 1995



Mr. Donald C. Klosterman
2220 Avenue of the Stars
Apt. 2502 West
Los Angeles, CA 90067

Dear Don:

  The purpose of this letter is to set forth our understanding relating to your agreement to serve as a consultant to NTN Communications, Inc. ("NTN") under the following terms and conditions.

  You are currently serving as a member of the Board of Directors of NTN Communications, Inc. You will continue to serve as a member of the Board and, in such capacity, shall be entitled to all benefits of a Board member, including stock options granted to members of the Board. Nothing contained herein shall modify or change your responsibilities as a member of the Board. However, you agree that, upon the request of NTN, you will consult with NTN on a project-by-project basis. When you are requested by NTN to provide your services in connection with a project NTN will agree to compensate you upon the successful completion of the project based upon the following formula:

            5%   First Million
            4%   Second Million
            3%   Third Million
            2%   Fourth Million
            1%   Fifth Million and above.

  There may be some circumstances where this formula is not appropriate or acceptable. In such event, we will agree to negotiate in good faith for the payment of a standard fee that would have been paid to a third party in such event.

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Mr. Donald C. Klosterman
March 31, 1995
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  This new consulting arrangement supersedes and replaces in all respects your existing consulting agreement with NTN.

  Please signify your acceptance of these terms by executing the enclosed copy of this letter in the appropriate place and returning the executed copy to me.

                            Very truly yours,

                            NTN COMMUNICATIONS, INC.



                            By  /s/ PATRICK J. DOWNS
                               ___________________________
                               Patrick J. Downs

AGREED AND ACCEPTED:


/s/ DONALD C. KLOSTERMAN
______________________________
Donald C. Klosterman

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